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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                            NAME                                           JURISDICTION
                            ----                                           ------------
SOLA Argentina S.A.                                                 Argentina
SOLA Optical Partners, A Limited Partnership                        Australia (Victoria)
     SOLA Optical Holdings (Pty.) Ltd.                              Australia (Victoria)
         Sola Technologies Pty. Ltd.                                Australia (South Australia)
         SOLA Corporation Limited                                   Australia (South Australia)
              SOLA International Holdings Ltd.                      Australia (South Australia)
American Optical Benelux N.V.                                       Belgium
     Sola Belgium N.V.                                              Belgium
SOLA Brasil Industria Optica Ltda                                   Brazil
     American Optical Brasil Ltda.                                  Brazil
     SOLA Industria e Comercio Ltda                                 Brazil
     Sociedade Amazonense de Oculos Ltda                            Brazil
American Optical Lens Company Limited                               Canada
     1132782 Ontario, Inc.                                          Canada
SOLA Optical CZ S.R.O.                                              Czech Republic
Sola Nordic A/S                                                     Denmark
SOLA Optical (U.K.) Limited                                         England
     UKO International Limited                                      England
         American Optical UK Ltd.                                   England
         Raphael Taylor Group Limited                               England
                  United Kingdom Optical Company Limited            England
                  The Hadley Company Limited                        England
                  UK Optical Limited                                England
                  J&H Taylor Group Limited                          England
                  Raphael's Limited                                 England
         UKO International (Overseas Holdings) Ltd.                 England
                  M. Wiseman and Company (South Africa) Limited     England

         AO European Services Limited                               England
         Alpha Lens Company Limited                                 England
         British American Optical Company Limited                   England
         Chadwick Taylor Limited                                    England
         U.K. Wiseman Limited                                       England
         M. Wiseman and Company Limited                             England
         Sola International Logistic Services Limited               England
SOLA Optical Holdings S.A.R.L.                                      France
     Industrie Optique SOLA S.A.                                    France

         AO SOLA Optique S.A.                                       France
SOLA Optical Holdings GmbH                                          Germany
     SOLA Optical GmbH                                              Germany
     American Optical GmbH                                          Germany
SOLA Hong Kong Ltd.                                                 Hong Kong
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                            NAME                                           JURISDICTION
                            ----                                           ------------
SOLA Optical Lens Marketing Pvt. Ltd.                               India
SOLA Holdings Ireland Limited                                       Ireland
     SOLA IFSC                                                      Ireland
     SOLA ADC Lenses Limited                                        Ireland
         SOLA RDC Limited                                           Ireland
         SOLA Ophthalmic Products Ltd.                              Ireland
SOLA Optical Italia S.p.A.                                          Italy
American Optical Italia S.R.L.                                      Italy
SOLA Optical Japan Limited                                          Japan
     Solnox Optical Ltd.                                            Japan (50%)
Sola Optical Lens Malaysia SDN BHD                                  Malaysia
Lentes SOLA S.A. de C.V.                                            Mexico
     American Optical de Mexico S.A. de C.V.                        Mexico
Optica Sola de Mexico, S. de R.L. de C.V.                           Mexico
Imgo Industries B.V.                                                Netherlands
Sola Technologies Limited                                           New Zealand
SOLA Optical (Poland) S.P.Z.O.O.                                    Poland
IOLA Industria Optical S.A.                                         Portugal (89%)
SOLA Optical Singapore Pte. Ltd.                                    Singapore
     American Optical (Singapore) Pte. Ltd.                         Singapore
American Optical Company International A.G.                         Switzerland
SOLA Optical Taiwan Ltd.                                            Republic of China (Taiwan)
SOLA Optical Holdings I Ltd.                                        U.S.A. (Delaware)
SOLA Optical Holdings II Ltd.                                       U.S.A. (Delaware)
SOLA Optical Holdings III Ltd.                                      U.S.A. (Delaware)
SOLA Optical Holdings IV Ltd.                                       U.S.A. (Delaware)
SOLA Optical Holdings V Ltd.                                        U.S.A. (Delaware)
SOLA Optical Holdings VI Ltd.                                       U.S.A. (Delaware)
SOLA Optical Holdings Aus. Ltd.                                     U.S.A. (Delaware)
SOLA Optical Holdings Fr. Ltd.                                      U.S.A. (Delaware)
SOLA Optical Holdings Mex. LLC                                      U.S.A. (Delaware)
American Optical Lens Company                                       U.S.A. (Delaware)
SOLA Custom Coatings Inc.                                           U.S.A. (Delaware)
     U.S. Coatings of Oregon, LLC                                   U.S.A. (Oregon)
Siouxland Ophthalmic Labs, Inc.                                     U.S.A. (Iowa)
      Kansas City Ophthalmics, LLC                                  U.S.A. (Missouri)
Copeland Optical, Inc.                                              U.S.A. (Arizona)
American Optical IP Corporation                                     U.S.A. (Delaware)
Great Lakes Coating Laboratory, Inc.                                U.S.A. (Michigan)
SOLA Optical Bermuda L.P.                                           Bermuda
SOLA de Venezuela Industria Optica C.A.                             Venezuela
SOLA Optical China Limited                                          British Virgin Islands (76%)
     SOLA G.J. Lens Manufacturing Ltd.                              People's Republic of China

     SOLA Optical Guangzhou Ltd.                                    People's Republic of China
SOLA Optical Espana Lentese Oftalmicas SL                           Spain
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